Exhibit 4.3

NEITHER THIS WARRANT NOR THE SHARES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY OTHER APPLICABLE SECURITIES LAWS IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS.  NEITHER THIS WARRANT NOR THE SHARES ISSUABLE UPON EXERCISE HEREOF MAY BE SOLD, PLEDGED, TRANSFERRED, ENCUMBERED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE PROVISIONS OF THE SECURITIES ACT.

VOID AFTER TERMINATION DATE

WARRANT

To Purchase ______ Ordinary Shares of

MAGAL SECURITY SYSTEMS LTD. (the “Company”)

THIS CERTIFIES that, for value received, S.G.S Trusts Ltd. (the “Holder”) is entitled, upon the terms and subject to the conditions set forth in this Warrant, to subscribe for and purchase from the Company, up to _____ Ordinary Shares of the Company, nominal value NIS 1.00 each (the “Warrant Shares”) at a purchase price as detailed in Section 2 hereof (the “Exercise Price”).  The Exercise Price and the number of Warrant Shares for which the Warrant is exercisable shall be subject to adjustment as provided herein.

1. Title to Warrant; Limitation on Exercise.  Unless accelerated pursuant to the SPA, the Warrant shall vest on December 31, 2014 (the "Effective Date"). The right to subscribe for this Warrant shall expire on December 30, 2019 (the "Termination Date").

   Except for transfers to __________(the “Seller”), pursuant to the provisions of the Escrow Agreement between the Holder and the Seller dated January 21, 2013 (the “Escrow Agreement”), the Holder shall not sell, assign, transfer, convey, pledge, or otherwise dispose of or deliver to any third party, the ownership of or the title to this Warrant, to the Warrant Shares or any rights related or connected thereto.

2. Exercise Price.  This Warrant shall be exercisable, in whole or in part, at an exercise price of NIS 15.46272 per share (the "Exercise Price”).

3. Authorization of Shares.  The Company covenants that all shares issuable upon the exercise of this Warrant will, pursuant to the terms and provisions hereof, be duly authorized validly issued, fully paid and non-assessable and free from all taxes, liens and charges in respect of the issue.

4. Exercise of Warrant.  Exercise of this Warrant, in whole or in part, may be made at any time or times, following the Effective Date and before the close of business in Israel on the Termination Date, by the surrender of this Warrant and the Notice of Exercise Form annexed hereto duly executed, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company) and upon payment of the Exercise Price of the shares thereby purchased by wire transfer or cashier’s check, whereupon the holder of this Warrant shall be entitled to receive a certificate for the number of Warrant Shares purchased. Certificates for Warrant Shares purchased hereunder shall be delivered to the holder hereof within reasonable time after the date on which this Warrant shall have been exercised as aforesaid and subject to the provisions of the Escrow Agreement. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised by payment to the Company of the Exercise Price.  If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

5. No Fractional Shares or Scrip.  No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.  As to any fraction of a share that the Holder would otherwise be entitled to purchase upon such exercise, the Company shall round the number of Warrant Shares issuable upon such exercise to next whole number.

6. Charges, Taxes and Expenses.  Issuance of certificates for Warrant Shares upon the exercise of this Warrant shall be made without charge to the holder hereof for any issue tax, stamp duty or other incidental expense in respect of the issuance of such certificate, all of which taxes, duties and expenses shall be paid by the Company, and such certificates shall be issued in the name of the holder of this Warrant or in such name or names as may be directed by the holder of this Warrant; provided, however, that in the event certificates are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder hereof; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

7. Closing of Books.  The Company will not close its shareholder books or records in any manner that prevents the timely exercise of this Warrant, subject to Section 11 below.

8. Transfer, Division and Combination.  (a) Subject to compliance with the provisions of Section 1 hereof and subject to any applicable securities laws, transfer of this Warrant and all rights hereunder, in whole or in part, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the principal office of the Company, together with the Assignment Form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer.  Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled.  A new holder for the purchase of Warrant Shares, if properly assigned, may exercise a Warrant, without having a new Warrant issued.

 (b) This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by Holder or its agent or attorney.  Subject to compliance with Section 8(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

  (c) The Company shall prepare, issue and deliver at its own expense (other than transfer taxes) the new Warrant or Warrants under this Section 8.

9. No Rights as Shareholder until Exercise.  This Warrant does not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof.  Upon the surrender of this Warrant and the payment of the aggregate Exercise Price, the Warrant Shares so purchased shall be a deemed to be issued to such holder as the record owner of such shares as of the close of business on the later of the date of such surrender or payment.

10. Loss, Theft, Destruction or Mutilation of Warrant.  The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any share certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or share certificate, if mutilated, the Company will make and deliver a new Warrant or share certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

11. Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a business day including, without limitation, Saturday, Sunday or a legal holiday in Israel or in the US, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

12. Adjustments of Exercise Price and Number of Warrant Shares.  (a) The number and kind of shares purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the happening of any of the following:  (i) In case the Company shall declare or pay a dividend in shares or make a distribution in shares to holders of its outstanding Ordinary Shares, (ii) In case the Company shall subdivide its outstanding Ordinary Shares into a greater number of shares, or (iii) combine its outstanding Ordinary Shares into a smaller number of shares, then the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the holder of this Warrant shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which he would have owned or have been entitled to receive had such Warrant been exercised in advance thereof.  Upon each such adjustment of the kind and number of Warrant Shares or other securities of the Company which are purchasable hereunder, the holder of this Warrant shall thereafter be entitled to purchase the number of Warrant Shares or other securities resulting from such adjustment at an Exercise Price per Warrant Share or other security obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable pursuant hereto immediately prior to such adjustment and dividing by the number of Warrant Shares or other securities of the Company resulting from such adjustment.  An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

(b) Whenever the number of Warrant Shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted, as herein provided, the Company shall promptly mail by registered or certified mail, to the holder of this Warrant notice of such adjustment or adjustments setting forth the number of Warrant Shares (and other securities or property) purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Shares (and other securities or property) after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.  Such notice, in the absence of manifest error, shall be exclusive evidence of the correctness of such adjustment.

(c) In the event that, at any time, as a result of an adjustment made pursuant to this Section, the holder of this Warrant shall become entitled to purchase any securities of the Company other than Ordinary Shares, hereafter the number of such other shares so purchasable upon exercise of this Warrant and the Exercise Price of such shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in paragraph (a) through (b) inclusive, of this Section 12.

    14. Notice of Corporate Action.  If at any time:

(a)          The Company shall take a record of the holders of its Ordinary Shares for the purpose of entitling them to receive a dividend or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right, or

(b)          There shall be any capital reorganization of the Company, any reclassification or recapitalization of the share capital of the Company or any consolidation or merger of the Company with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Company to, another corporation or,

(c)          There shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of such cases, the Company shall give to Holder (i) at least 14 days’ prior written notice of the date on which a record date shall be selected for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, at least 14 days’ prior written notice of the date when the same shall take place.  Such notice in accordance with the foregoing clause also shall specify (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the date on which the holders of Common Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and (ii) the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Ordinary Shares shall be entitled to exchange their shares for securities or other property deliverable upon such disposition, dissolution, liquidation or winding up.  Each such written notice shall be sufficiently given if addressed to Holder at the last address of Holder appearing on the books of the Company and delivered in accordance with this Warrant.

15. Authorized Shares.  The Company covenants that as of the Effective Day, it will reserve from its authorized and unissued Ordinary Shares, and keep available free from preemptive rights, a sufficient number of Ordinary Shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant and will, at its expense, procure such listing of such Ordinary Shares (subject to issuance or notice of issuance) as then may be required on all stock exchanges on which the Ordinary Shares are then listed.  The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant.  The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of all stock exchanges upon which the Ordinary Shares may be listed.

   The Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder against impairment.

   The Holder shall have such registration rights with respect of the Warrant Shares as prescribed in the Share Purchase Agreement dated December 30, 2012 ("SPA") by and among the Company, Websilicon Network Integrations Ltd. ("Websilicon") and the Shareholders of Websilicon as defined in the SPA.

16. Representation

     (a)       The Holder hereby represents and warrants as follows:

 (i)          The Holder is purchasing this Warrant for its own account for investment purposes and not with a view to or intention of resale or distribution of this Warrant or the Warrant Shares.  The Holder has no present plan, intention or arrangement (whether or not legally binding), other than pursuant to the Escrow Agreement,, to sell the Warrant Shares to or through any person or entity.  The Holder understands that the Warrant Shares have not been registered under the Securities Act or any state securities laws and that the Company has issued this Warrant in reliance on exemptions therefrom.  The Holder agrees that, in addition to the limitations on the transfer of this Warrant and the Warrant Shares set forth herein, it will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to purchase, transfer or otherwise acquire or take a pledge of) this Warrant or any of the Warrant Shares except in compliance with the Securities Act, applicable state or foreign securities laws and the respective rules and regulations thereunder.

Notwithstanding the foregoing, the Holder is not agreeing to hold the Warrant Shares for any particular period of time.

 (ii)         The Holder is a sophisticated investor (as described in Regulation D promulgated under the Securities Act of 1933) and an “accredited investor” (as defined in Regulation D), and the Holder has such knowledge and experience in business and financial matters that it has the capacity to protect its own interests in connection with the transactions contemplated herein and is capable of evaluating the merits and risks of the purchase of this Warrant and of an investment in the Warrant Shares as contemplated herein.

 (iii)        The Holder acknowledges that the purchase of this Warrant and the exercise thereof are speculative and involve a high degree of risk.  The Holder has the ability to bear the economic risks of investment in the Warrant Shares for an indefinite time.

 (iv)        The Holder acknowledges and understands that this Warrant and the Warrant Shares issuable pursuant to the exercise thereof will be considered “restricted securities” within the meaning of Rule 144 under the Securities Act 1933; that Rule 144 may not be available to exempt from the registration requirements of Securities Act sales of such restricted securities; that if Rule 144 is available, sales may be made on reliance upon Rule 144 only in accordance with the terms and conditions of Rule 144, and that, if the exemption for such sales is not available, registration of the Warrant Shares under the Securities Act and the state securities laws may be required.

 (v)         The Holder is not a “U. S. Person” (as such term is defined in Rule 902(b) of Regulation S promulgated under the Securities Act of 1933.

 (vi)     At no time was the Holder presented with or solicited by or through any leaflet, public promotional meeting, or television advertisement or, to the Seller’s knowledge, with any other form of communication, which appeared to the Holder to constitute general solicitation or advertising.

 (vii)       The Holder understands that no United States federal or state agency or any other U.S. or Israeli government or governmental agency has passed on or made any recommendation or endorsement of this Warrant and the Warrant Shares or the fairness or suitability of the investment in the Warrant Shares nor have such authorities passed upon or endorsed the merits of the sale of the Warrant Shares, as contemplated herein.

 (b)       The Company represents and warrants to the Holder as follows:

 (i)          This Warrant has been duly authorized and executed by the Company and constitutes a valid and binding obligation of the Company enforceable in accordance with its terms.

 (ii)         The Warrant Shares are duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and not subject to any preemptive rights.

 (iii)          The execution and delivery of this Warrant are not, and the issuance of the Warrant Shares upon exercise of this Warrant in accordance with the terms hereof will not be, inconsistent with the Company’s Articles of Association, do not and will not contravene any law, governmental rule or regulation, judgment or order applicable to the Company, and, except for consents that have already been obtained by the Company, do not and will not conflict with or contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound or require the consent or approval of, the giving of notice to, the registration with or the taking of any action in respect of or by, any Federal, state or local government authority or agency or other person.

17.                Legends

 Each Certificate, or any certificate representing any other securities issued in respect of the this Warrant and/or the Warrant Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted or unless securities evidenced by such warrant or certificate shall have been registered under the Securities Act) be stamped or otherwise imprinted with the legend substantially in the following form (in addition to any legend required under any applicable law):

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS.  NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE OR FOREIGN SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

18. Miscellaneous.

 (a) Jurisdiction. This Warrant shall be binding upon any successors or assigns of the Company.  This Warrant shall constitute a contract under the laws of State of Israel without regard to its conflict of law, principles or rules, and be subject to the exclusive jurisdiction of the competent court in Tel Aviv, provided, however, that its securities aspects shall be governed by the applicable U.S. Law.

(b) Waiver.  No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder’s rights, powers or remedies, notwithstanding all rights hereunder terminate on the Termination Date.

(c) Successors and Assigns.  Subject to applicable securities laws and the limitations set forth herein, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder.  The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holder or holder of Warrant Shares and all references to the "Holder" shall include a reference to his assigns, personal representatives and successors in title.

 (f) Amendment.  This Warrant may be modified or amended or the provisions hereof waived with the consent of the Company and the Holder.

 (g) Severability.  Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

 (h) Headings.  The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

 (i) Definition of Ordinary Shares.  For the purpose of this Warrant the term "Ordinary Shares" shall mean the ordinary shares of NIS 1.00 of the Company.

REMAINDER OF PAGE IS INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated: January 21, 2012

MAGAL SECURITY SYATEMS LTD. By:__________________________________ Name:________________________________ Title:_________________________________

NOTICE OF EXERCISE

To:  Magal Security Systems Ltd.

(1)           The undersigned hereby elects to purchase ________ Ordinary Shares (the “Shares”), of Magal Security Systems Ltd. pursuant to the terms of the attached warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2)            Please issue a certificate or certificates representing said Shares in the name of the undersigned or in such other name as is specified below:

_______________________________
(Name)

_______________________________
(Address)
_______________________________

Dated:

______________________________
Signature

ASSIGNMENT FORM

(To assign the foregoing warrant, execute
this form and supply required information.
 Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

_______________________________________________ whose address is

_______________________________________________________________.

_______________________________________________________________

Dated:  ______________, _______

Holder's Signature:   _____________________________

Holder's Address:    _____________________________

_____________________________

Signature Guaranteed:  ___________________________________________

NOTE:  The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, Certified Notary or trust company.  Officers of corporations and those acting in an fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.